Exhibit 1


Item 2.
(a) Name of Person Filing
    1)  Private Capital Management, Inc.
    2)  SPS Partners, L.P.
    3) *Bruce S. Sherman
    4) *Gregg J. Powers
    5) *Michael J. Seaman
    6) *George F. Hamel

(c)Citizenship
    1)  Florida
    2)  Florida
    3)  U.S.
    4)  U.S.
    5)  U.S.
    6)  U.S.

Item 4.
(a) Amount Beneficially Owned
    1)  419,800
    2)  60,000
    3)  479,800
    4)  3,450
    5)  3,000
    6)  1,200

(b) Percent of Class
    1)  5.4%
    2)  0.8%
    3)  6.1%
    4)  0.04%
    5)  0.04%
    6)  0.02%

(c) Number of shares as to which such person has:
   (i)   sole power to vote or to direct the vote
         1)  0
         2)  0
         3)  0
         4)  3,000
         5)  0
         6)  750

   (ii)  shared power to vote or to direct the vote
         1)  0
         2)  0
         3)  0
         4)  450
         5)  3,000
         6)  450

   (iii) sole power to dispose or to direct the disposition of
         1)  0
         2)  0
         3)  0
         4)  3,000
         5)  0
         6)  750

   (iv)  shared power to dispose or to direct the disposition of
         1)  419,800
         2)  60,000
         3)  479,800
         4)  450
         5)  3,000
         6)  450

*Bruce S. Sherman is President of Private Capital Management, Inc. ("PCM") and exercises shared dispositive power with respect to shares held by it on behalf of its clients. Mr. Sherman is also the Managing General Partner of SPS Partners, L.P. ("SPS"), which acts as Investment Advisor for the Entrepreneurial Value Fund L.P., ("EVF") and exercises shared dispositive power with respect to those shares. Messrs. Powers, Seaman and Hamel are employees of PCM or affiliates thereof and each (i) does not exercise sole or shared dispositive or voting powers with respect to shares held by PCM or SPS, (ii) disclaims beneficial ownership of shares held by each other, Mr. Sherman, PCM and SPS, and (iii) disclaims, along with Mr. Sherman, the existence of a group.